EXHIBIT 10.19

MASTER SECURITY AGREEMENT

No. 6081115

Dated as of June 21, 2006 (“Agreement”)

THIS AGREEMENT is between Oxford Finance Corporation (“Oxford”) and Webster Bank, National Association (“Webster”) (together with their respective successors and assigns, if any (Oxford and Webster are each referred to herein individually as “Secured Party” and collectively as “Secured Parties”) and Ambit Biosciences Corporation (“Debtor”). Secured Party Oxford has an office at 133 N. Fairfax Street, Alexandria, VA 22314, and Secured Party Webster has an office at 80 Elm Street, New Haven, CT 06510. Debtor is a corporation organized and existing under the laws of the state of Delaware. Debtor’s mailing address and chief place of business is 4215 Sorrento Valley Boulevard, San Diego, CA 92121.

1.	CREATION OF SECURITY INTEREST.

Debtor giants to Secured Parties, and their respective successors and assigns, for the ratable benefit of Secured Parties, a security interest in and against the equipment and property listed on any collateral schedule now or in the future annexed to or made a part of this Agreement (“Collateral Schedule), and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof (all such equipment and property is individually and collectively called the “Collateral”). This security interest is given to secure the payment and ‘performance of all debts, obligations and liabilities of any kind whatsoever of Debtor to Secured Parties, now existing or arising in the future under this Agreement, in connection with the payment and performance of certain Promissory Notes front time to time identified on any Collateral Schedule (collectively “Notes” and each a “Note”), and any renewals, extensions and modifications of such debts, obligations and liabilities (such Notes, debts, obligations and liabilities are called the “Indebtedness”).

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

Debtor represents, warrants and covenants as of the date of this Agreement and as of the date of each Collateral Schedule that:

(a)	Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor is, and will remain, duly organized, existing and in good standing under the laws of the state set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

(b)	Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing are called the “Debt Documents”);

(c)	This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws or laws affecting creditors’ rights generally;

(d)	No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already obtained;

(e)	The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of or constitute a default under any contract to which Debtor is a party, or result in the creation of any lien, claim or encumbrance on any of Debtor’s property (except for liens in favor of Secured Parties) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

(f)	There are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;

(g)	All financial statements delivered to Secured Parties in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change in Debtors financial condition;

(h)	The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

(i)	The Collateral is, and will remain, in good condition and repair, normal wear and tear excepted, and Debtor will not be negligent in its care and use;

(j)	All of the tangible Collateral is located at the locations set forth on each Collateral Schedule. Debtor shall give the Secured Parties 30 days prior written notice of any relocation of any Collateral;

(k)	Debtor is, and will remain, the sole and lawful owner; and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement;

(l)	The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (i) liens in favor of Secured Parties, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the judgment of Secured Parties, any risk of the sale, forfeiture or loss of any of the Collateral, and (iii) inchoate material men’s, mechanic’s, repairmen’s and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent (all of such liens are called “Permitted Liens”).

(m)	All federal, state and local tax returns required to be filed by Debtor have been filed with the appropriate governmental agencies and all taxes due and payable by Debtor have been timely paid. Debtor will pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves have been established;

(n)	No event or condition exists under any material agreement, instrument or document to which Debtor is a party or may be subject, or by which Debtor or any of its properties are bound, which constitutes a default or an event of default thereunder, or will, with the giving of notice, passage of time, or ‘both, would constitute a default or event of default thereunder;

(o)	All reports, certificates, schedules, notices and financial information submitted by Debtor to the Secured Parties pursuant to this Agreement shall be certified as true and correct by the president or chief financial officer of Debtor;

(p)	Debtor shall give the Secured Parties prompt written notice of any event, occurrence or other matter which has resulted or’ may result in a material adverse change in its financial condition or business operations which would impair the ability of Debtor to perform its obligations hereunder or under any of the other financing agreements to which it is a party or of Secured Parties to enforce the Indebtedness or realize upon the Collateral;

(q)	Debtor maintains its Primary Account (the “Primary Operating Account”) and the Wire Transfer Instructions for the Primary Operating Account are as follows:

State Street Bank & Trust Company

225 Franklin Street

Boston, MA 02110

ABA No.: 011000028

Account No.: 17039843 (DE 1455)

Account Name: Ambit Biosciences Corporation

Debtor hereby agrees that Loans will be advanced to the account specified above and regularly scheduled payments will be automatically debited from the same account.

(r)	Debtor hereby grants to Secured Parties a right (but not an obligation) to invest up to $750,000 each, in each of the Debtors Subsequent Financings on the same terms, conditions and pricing offered to the lead investor of such financing. Debtor shall give Secured Party at least thirty (30) days prior written notice of each Subsequent Financing containing the terms, conditions and pricing of each Subsequent Financing. As used herein, “Subsequent Financing” shall mean the next and any future round of private equity financing [in which the Debtor receives, in the aggregate, at least $2,000,000.00 of gross cash proceeds (excluding any bridge debt financing except to the extent actually converted to equity in the Debtor).

3.	COLLATERAL.

(a)	Until the declaration of any default, Debtor shall remain in possession of the Collateral; except that Secured Parties shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Secured Parties’ security interest may be perfected only by possession. Secured Parties may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice.

(b)	Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral in substantial compliance with manufacturers’ recommendations and in full compliance with all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

(c)	Secured Parties do not authorize and Debtor agrees it shall not (i) part with possession of any of the Collateral (except to Secured Parties or for maintenance and repair), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral.

(d)	Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents, except as contested in good faith and by appropriate proceedings and for which adequate reserves have been established. At their option, Secured Parties may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Parties, on demand, all costs and reasonable expenses incurred by Secured Parties in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness.

(e)	Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Parties shall have the right to inspect and make copies of all of Debtor’s books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice.

(f)	Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Parties. Secured Parties may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Parties.

4.	INSURANCE.

(a)	Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.

(b)	Debtor agrees to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral, which are vehicles, for risk of loss by collision, and if requested by Secured Parties, against such other risks as Secured Parties may reasonably require. The insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, insurers and policies shall be acceptable to Secured Parties in its reasonable discretion consistent with normal and prudent industry practices: Debtor shall deliver to Secured Parties policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Parties as a loss payee, shall provide for coverage to Secured Parties regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Secured Parties. Debtor appoints Secured Parties as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Secured Parties shall not act as Debtor’s attorney-in-fact unless Debtor is in default. Proceeds of insurance shall be applied, at the option of Secured Parties, to repair or replace the Collateral or to reduce any of the Indebtedness.

5.	REPORTS.

(a)	Debtor shall promptly notify Secured Parties of (i) any change in the name of Debtor, (ii) any change in the state of its incorporation or registration, (iii) any relocation of its chief executive offices, (iv) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (v) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral.

(b)	Debtor will deliver to each of Secured Parties within one-hundred twenty (120) days of the close of each fiscal year of Debtor, Debtor’s complete financial statements including a balance sheet, income statement, statement of shareholders’ equity and statement of cash flows, each prepared in accordance with generally accepted accounting principles consistently applied, certified by a recognized firm of certified public accountants satisfactory to Secured Parties. Debtor will deliver to each of Secured Parties copies of Debtor’s quarterly financial statements including a balance sheet, income statement and statement of cash flows, each prepared by Debtor in accordance with generally accepted accounting principles consistently applied by Debtor and certified by Debtor’s chief financial officer, within ninety (90) days after the close of each of Debtor’s fiscal quarter. Debtor will deliver to each of Secured Parties copies of all Forms 10-K and 10-Q, if any, within 30 days after the dates on which they are filed with the Securities and Exchange Commission. Debtor will deliver to each of Secured Parties copies of Debtor’s monthly financial statements including a balance sheet and income statement, each prepared by Debtor in accordance with generally accepted accounting principles consistently applied by Debtor and certified by Debtor’s chief financial officer, within forty-five (45) days after the close of each month. Debtor will deliver to each of Secured Parties promptly upon request of Secured Parties, in form satisfactory to Secured Parties, such other and additional information as each of Secured Parties may reasonably request from time to time.

6.	FURTHER ASSURANCES.

(a)	Debtor shall, upon request of Secured Parties, furnish to Secured Parties such further information, execute and deliver to Secured Parties such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Secured Parties may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts deemed necessary or advisable by Secured Parties to continue in Secured Parties a perfected first security interest in the Collateral, and shall use reasonable efforts to obtain and furnish to Secured Parties any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time requested by, and in form and substance satisfactory to, Secured Parties.

(b)	Debtor shall perform any and all acts requested by the Secured Parties to establish, maintain and continue the Secured Parries security interest and liens in the Collateral, including but not limited to, executing or authenticating financing statements and such other instruments and documents when and as reasonably requested by the Secured Parties. Debtor hereby authorizes Secured Parties through any of Secured Parties’ employees, agents or attorneys to file any and all financing statements; including, without limitation, any original filings, continuations, transfers or amendments thereof required to perfect Secured Parties’ security interest and liens in the Collateral under the UCC without authentication or execution by Debtor. Debtor hereby irrevocably authorizes the Secured Parties at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statement(s) and amendments thereto that (a) indicate the Collateral secures the Indebtedness, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates, The Debtor agrees to furnish any such information to the Secured Parties promptly upon the Secured Parties’ request.

(c)	Debtor shall indemnify and defend the Secured Parties, its successors and assigns, arid their respective directors, officers and employees (each, an “Indemnitee”), from and against all claims, actions and suits (including, without limitation, related reasonable attorneys’ fees) of any kind whatsoever arising, directly or indirectly, in connection with any of the Collateral, except for claims, actions, and suits (and any costs or attorneys’ fees related thereto) arising out of Secured Parties’ gross negligence or willful misconduct. Each Indemnitee shall use its reasonable efforts to cooperate with Debtor respecting the defense of any matter indemnified hereunder except insofar and to the extent the Secured Parties’ interests with respect thereto may be adverse to Debtor’s, as determined by Secured Parties in Secured Parties’ sole discretion.

(d)	Debtor shall not incur any indebtedness for borrowed money or lease obligations (collectively, “Bridge Loans”) from any of its officers, directors or shareholders (collectively, “Bridge Loan Lenders”) unless each of the Bridge Loan Lenders have executed and delivered subordination agreements in favor of Secured Parties, in form satisfactory to Secured Parties, which subordinate all of the Bridge Loans to the Indebtedness.

7.	DEFAULT AND REMEDIES.

(a)	Debtor shall be in default under this Agreement and each of the other Debt Documents if any one of the following should occur:

(i)	Debtor breaches its obligation to pay within five (5) days after when due any installment or other amount due or coming due under any of the Debt Documents;

(ii)	Debtor, without the prior written consent of Secured Parties, attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral;

(iii)	Debtor breaches any of its insurance obligations under Section 4 and such breach is not cured within five (5) days after written notice from Secured Parties;

(iv)	Debtor breaches any of its other non-payment obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after written notice from Secured Parties;

(v)	Any warranty, representation or statement made by Debtor in any of- the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect as of the date when made;

(vi)

Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Secured Parties subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

(vii)	Debtor breaches or is in default under any other agreement between Debtor and Secured Parties, and such breach or default is not cured by Debtor or waived by Secured Parties within the applicable cure period, if any;

(viii)	Debtor or any guarantor or other obligor for any of the Indebtedness (collectively “Guarantor”) dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

(ix)	Debtor or any Guarantor is a natural person, Debtor or any such Guarantor dies or becomes incompetent;

(x)	A receiver is appointed for all or of any part of the property of Debtor or any Guarantor, or Debtor or any Guarantor makes any assignment for the benefit of creditors;

(xi)	Debtor or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor or any Guarantor and is not dismissed within forty-five (45) days;

(xii)	Debtor’s improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral;

(xiii)	Debtor shall merge with or consolidate into any other entity or sell all or substantially all of its assets or in any manner terminate its existence without Secured Parties’ prior written consent which consent shall not be unreasonably withheld, delayed, or conditioned;

(xiv)	Debtor is a privately held corporation, more than 35% of Debtor’s voting capital stock, or effective control of Debtor’s voting capital stock, issued and outstanding from time to time, is not retained by the holders of such stock on the date the Agreement is executed without Secured Parties’ prior written consent which consent shall not be unreasonable withheld, delayed, or conditioned;

(xv)	Debtor is a publicly held corporation, there shall be a change in the ownership of Debtor’s stock such- that Debtor is no longer subject to the reporting requirements of the Securities Exchange Act of 1934 or no longer has a class of equity securities registered under Section 12 of the Securities Act of 1933;

(xvi)	Debtor defaults under any other financing arrangement between Debtor and a third party resulting in the acceleration by such third party of any indebtedness owed by Debtor to such third party in an amount in excess of $50,000; or

(xvii)	Secured Parties shall have determined in their sole and good faith judgment that there has been a material adverse change in the financial condition or business operations of Debtor from the date hereof, or a change or event shall have occurred which would impair the ability of Debtor to perform its obligations hereunder or under any of the other financing agreements to which it is a party or of Secured Parties to enforce the Indebtedness or realize upon the Collateral.

(b)	If Debtor is in default, the Secured Parties, at their option, may declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Debtor or any Guarantor. The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.

(c)

After a default has occurred and is continuing, each of Secured Parties shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Patties shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Parties, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral -from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If requested by Secured Parties, Debtor shall promptly assemble the Collateral and make it available to Secured Parties at a place to be designated by Secured Parties, which is reasonably convenient to both parties. Secured Parties may also render any or all of the Collateral unusable at the Debtor’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Parties is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least five (5) days prior to such action. Upon the occurrence and during the continuation of an Event of Default, Debtor hereby appoints Secured Parties as Debtor’s attorney-in-fact, with full authority in Debtor’s place and stead and in Debtor’s name or otherwise, from time to time in Secured Parties’ sole and arbitrary discretion, to take any action and to execute any instrument which Secured Parties may deem necessary or advisable to accomplish the purpose of this Agreement.

(d)	Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys’, appraisers’, and auctioneers’ fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Debtor to Secured Parties, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.

(e)	Debtor agrees to pay all reasonable attorneys’ fees and other costs incurred by Secured Parties in connection with the enforcement, assertion, defense or preservation of Secured Parties’ rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute Indebtedness.

(f)	Secured Parties’ rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently, in accordance with the Intercreditor Agreement between the Lenders of even date with this Agreement. Neither the failure nor any delay on the part of the Secured Parties to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTIES SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTIES. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(g)	DEBTOR AND SECURED PARTIES UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTIES RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.	MISCELLANEOUS.

(a)	This Agreement, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Parties without notice to Debtor, and Debtor agrees not to assert against any such assignee, or assignee’s assigns, any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Parties for any reason whatsoever. Debtor agrees that if Debtor receives written notice of an assignment from Secured Parties, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Parties. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Parties or assignee.

(b)	All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

(c)	Secured Parties may correct patent errors, subject to Debtor’s written approval, and fill in all blanks in this Agreement or in any Collateral Schedule consistent with the agreement of the parties. Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Debtor” and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Parties, and their respective successors and assigns.

(d)	This Agreement and its Collateral Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. THIS AGREEMENT AND ITS COLLATERAL SCHEDULES SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

(e)	This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Parties or its assignee. The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Parties to retain the Collateral for such other Indebtedness as may then exist. This Agreement shall automatically be reinstated if Secured Parties are ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).

(f)	DEBTOR AGREES THAT SECURED PARTIES AND/OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS SHALL HAVE THE OPTION BY WHICH STATE LAWS THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED: (A) THE LAWS OF THE COMMONWEALTH OF VIRGINIA; OR (B) IF COLLATERAL HAS BEEN PLEDGED TO SECURE THE LIABILITIES, THEN BY THE LAWS OF THE STATE OR STATES WHERE THE COLLATERAL IS LOCATED, AT SECURED PARTIES’S OPTION. THIS CHOICE OF STATE LAWS IS EXCLUSIVE TO THE SECURED PARTIES. DEBTOR SHALL NOT HAVE ANY OPTION TO CHOOSE THE LAWS BY WHICH THIS AGREEMENT SHALL BE GOVERNED, DEBTOR ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE SECURED PARTIES IN PARTIAL CONSIDERATION OF SECURED PARTIES’S RIGHT TO ENFORCE IN THE JURISDICTION STATED ABOVE, DEBTOR CONSENTS TO JURISDICTION IN THE COMMONWEALTH OF VIRGINIA OR THE STATE IN WHICH ANY COLLATERAL IS LOCATED AND VENUE IN ANY FEDERAL OR STATE COURT IN THE COMMONWEALTH OF VIRGINIA OR THE STATE IN WHICH COLLATERAL IS LOCATED FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT SAID COUNTY IS NOT CONVENIENT. DEBTOR WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST SECURED PARTIES IN ANY JURISDICTION EXCEPT VIRGINIA, OR IF SECURED PARTIES CHOOSES TO LITIGATE IN A STATE WHERE COLLATERAL IS LOCATED THEN IN SUCH COUNTY AND STATE, SECURED PARTIES AND DEBTOR HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN, THE DOCUMENTS AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE DOCUMENTS.

IN WITNESS WHEREOF, Debtor and Secured Parties, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:		SECURED PARTY:

Oxford Finance Corporation		Webster Bank, National Association

By:	/s/ M. J. Altenburger	By:	/s/ Peter R. Hicks

Name:	Michael J. Altenburger	Name:	PETER R. HICKS

Title:	Chief Financial Officer	Title:	V.P.
DEBTOR:

AMBIT BIOSCIENCES CORPORATION

		By:	/s/ Donald R. Myll

		Name:	Donald R. Myll

		Title:	C.F.O.

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is made this 7th day of September, 2006, by and between Ambit Biosciences, Inc. (“Debtor”) and Oxford Finance Corporation and Webster Bank National Association (“Secured Parties”) with respect to the following facts:

RECITALS

A. Debtor and Secured Parties have entered into that certain Master Security Agreement No. 6081115 dated as of June 21, 2006, (together with all agreements entered into in connection therewith, the “MSA”).

B. Debtor and Secured Parties wish to amend the MSA to reflect the change of primary bank account for Debtor.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Parties agree that paragraph 2(q) of the MSA is hereby amended as follows:

2. (q) Debtor maintains two operating accounts and hereby agrees that Loans will be advanced to the first of such operating accounts, the wire transfer instructions for which are as follows:

State Street Bank & Trust Company

225 Franklin Street

Boston, MA 02110

ABA No.: 011000028

Account No.: 17039843 (DE 1455)

Account Name: Ambit Biosciences Corporation

Debtor further hereby agrees that regularly scheduled payments to Secured Parties will be automatically debited by Secured Parties, respectively, from the second of such operating accounts, the Wire Transfer instructions for which are as follows:

Union Bank of California – La Jolla Office

7807 Girard Ave

la Jolla, CA 92037

ABA No.: 122000496

Account No.: 6050021260

Account Name: Ambit Biosciences Corporation.

Except as expressly amended as set forth above, all of the terms of the MSA remain in full force and effect and unmodified.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives the date first set forth above.

Debtor:		Secured Party:
Ambit Biosciences, Inc.		Oxford Finance Corporation

By:	/s/ Donald R. Myll	By:	/s/ Michael J. Altenburger
Title:	CFO	Title:	Chief Financial Officer
Secured Party:
Webster Bank, National Association

		By:	/s/ Peter R. Hicks
		Title:	V.P.